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                                                                      EXHIBIT 21


                         CONSULIER ENGINEERING, INC.

                      LIST OF SUBSIDIARIES OF REGISTRANT


                                 State of
Subsidiary                      Incorporation               Names
--------------------            -------------               ---------------
Southeast Automotive               Florida                   Southeast
  Acquisition                                               Southeast Tools
  Corporation

Consulier Business                 Florida                   None
  Services, Inc.
















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